UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2009

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12395 First American Way

Poway, CA 92064

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, The First American Corporation (“First American”) has reported that, promptly following the completion of the subsequent offering period on November 17, 2009 of its exchange offer to acquire all of the issued and outstanding shares of Class A common stock (the “Class A Shares”) of First Advantage Corporation (the “Company”) that First American does not already own for 0.58 of a common share of First American for each Class A Share, First American intends to cause the Company to be merged with a subsidiary of First American (the “Merger”).

On November 11, 2009, Parker Kennedy, J. David Chatham, Barry Connelly, Jill Kanin-Lovers, Frank V. McMahon, Anand Nallathambi, Donald Nickelson, Donald Robert, D. Van Skilling and David Walker, constituting the entire board of directors of the Company, each tendered their respective resignations as a director of the Company, to become effective as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2009

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name: John Lamson Title: Executive Vice President and Chief Financial Officer